Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Heritage Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-57513, No. 333-71415, No. 333-87599, No. 333-88976, No. 333-88980, No. 333-88982, No. 333-134473, No. 333-134474 and No. 333-134475) on Form S-8 and the registration statement (No. 333-156271) on Form S-3 of Heritage Financial Corporation of our reports dated February 27, 2009, with respect to the consolidated statements of financial condition of Heritage Financial Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Heritage Financial Corporation.

/s/ KPMG LLP

Seattle, Washington

August 28, 2009